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                                                              EXHIBIT 10.14

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement (the "Second Amendment") is made and entered as of this 30th day of December, 1996 by and between William F. Lasky, a resident of the State of Wisconsin ("Employee"), and Alternative
Living Services, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, Employee and the Company are parties to that certain Employment Agreement dated as of December 14, 1993, as amended by the Amendment to Employment Agreement dated as of June 28, 1995 (as so amended, the "Agreement"); and

     WHEREAS, Employee and the Company wish to modify and amend the Agreement in the manner set forth herein.

     NOW, THEREFORE, in consideration of the premises and the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound do hereby agree as follows:

     1. Simultaneously with the execution hereof, (i) Employee has prepaid in full the remaining principal and interest due the Company pursuant to the loan made by the Company to the Employee in the original principal amount of $150,000.00 in accordance with Section 4.9 of the Agreement (the "Loan") by causing to be delivered and assigned to the Company 11,639 shares of the Company's common stock, having an aggregate market value, based on the closing sales price of such stock on the date hereof, as reported by the American Stock Exchange, of $162,946.00 (or $14,000 per share); and (ii) the Company has delivered to Employee the promissory note made by the Employee to the order of the Company to evidence the Loan, such note being marked by the Company as satisfied in full.

     2. Effective as of July 1, 1995, the "Base Salary," as defined in Section
4.1 of the Agreement, shall not be less than $200,000. On or before December 31, 1996, the Company shall pay Employee all net salary due Employee through December 31, 1996 by virtue of the $50,000 increase in the "Base Salary" effected by this paragraph 2.

     3. Section 4.9 of the Agreement is hereby deleted in its entirety.

     4. If requested by either the Company or the Employee, the Company shall prepare and each of the Company and the Employee shall execute an amended and restated version of the Agreement that incorporates all amendments thereto, including this Second Amendment.

     5. Except as modified by this Second Amendment, the Agreement shall remain in full force and effect.

     6. This Second Amendment may be executed by facsimile and in two counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.






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       IN WITNESS WHEREOF, Employee has duly executed this Second Amendment, and the Company has caused this Second Amendment to be duly executed by its duly authorized officer, and the parties have caused this Second Amendment to be delivered, all on the day and year first written above.




                                            /S/ WILLIAM F. LASKY
                                            ---------------------------------
                                            William F. Lasky
                                            ALTERNATIVE  LIVING SERVICES, INC.

                                            By: /S/Thosmas E. Komula
                                            ---------------------------------
                                            Its: Senior Vice President
                                            ---------------------------------



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